Exhibit 99.4

CONTACT: Tom Surface
Mobile Satellite Ventures LP
T: 703-390-1579
M: 703-462-3837
tsurface@msvlp.com

For Immediate Release

SkyTerra Communications and Mobile Satellite Ventures Appoint James A. Wiseman Vice President and Corporate Controller

RESTON, Va., August 21, 2007– SkyTerra Communications, Inc. (OTCBB:SKYT) and Mobile Satellite Ventures (MSV) today announced the appointment of James A. Wiseman as vice president and corporate controller of each entity.
In this position, he is responsible for the overall management and direction of all corporate accounting, tax, financial reporting and related compliance matters, as well as budgeting and business process activities for both MSV and its corporate parent, SkyTerra.
Mr. Wiseman has more than 15 years experience encompassing a wide range of corporate finance and accounting activities for a variety of domestic and international corporations and businesses.  His career includes management and executive management roles with Arthur Andersen and Discovery Communications.  He most recently served as vice president of finance and worldwide controller for MicroStrategy of McLean, Va., where he was responsible for directing global enterprise finance, accounting, reporting and oversight operations.
“We are extremely pleased to have Jim join our leadership team,” said Scott Macleod, executive vice president, chief financial officer and treasurer of SkyTerra Communications, Inc.  “Jim is a seasoned professional who has achieved an impressive record of financial management accomplishments and brings extensive knowledge and experience in all aspects of financial operations to our organization.”
“During my career I have had the pleasure of working with a number of internationally recognized business organizations,” Wiseman said.  “I am very excited to join the SkyTerra and MSV management teams and look forward to helping these organizations execute on their plans to revolutionize the communications industry with their next-generation hybrid terrestrial-satellite network.”
Mr. Wiseman earned a BA in Commerce from the University of Virginia and received certification as a public accountant (CPA) in the commonwealth of Virginia in 1991.
MSV is majority owned and controlled by SkyTerra Communications, Inc.
#       #       #

About Mobile Satellite Ventures and SkyTerra Communications, Inc.
MSV’s MSAT-1 and MSAT-2 satellites deliver mobile wireless voice and data services primarily for public safety, security, fleet management and asset tracking in the U.S. and Canada.  MSV is developing a hybrid satellite-terrestrial communications network, which it expects will provide seamless, transparent and ubiquitous wireless coverage of the United States and Canada to conventional handsets.  MSV holds the first FCC license to provide hybrid satellite-terrestrial services.  MSV plans to launch two satellites for coverage of the United States and Canada, which are expected to be among the largest and most powerful commercial satellites ever built.  When completed, the network is expected to support communications in a variety of areas including public safety, homeland security, aviation, transportation and entertainment, by providing a platform for interoperable, user-
friendly and feature-rich voice and high-speed data services.  MSV is majority owned and controlled by SkyTerra Communications, Inc. (OTCBB: SKYT).  http://www.msvlp.com

Statement under the Private Securities Litigation Reform Act
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to plans described in this news release.  Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words.  Such forward-looking statements are subject to uncertainties relating to the ability of SkyTerra and MSV to raise additional capital or consummate a strategic transaction or deploy the next generation system, as well as the ability of SkyTerra and MSV to execute their business plan.  We assume no obligation to update or supplement such forward-looking statements.